UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2012

(Exact name of Registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices) (Zip Code)

(916) 321-1846
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Second Amended and Restated Credit Agreement

On June 22, 2012, The McClatchy Company (the “Company”) entered into a Second Amended and Restated Credit Agreement, among the Company, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, and JPMorgan Chase Bank, N.A., as Syndication Agent (the “Second Amended Credit Agreement”). The Second Amended Credit Agreement amends and restates in its entirety the Amended and Restated Credit Agreement entered into as of February 11, 2010, among the Company, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JP Morgan Chase Bank, N.A., as Syndication Agent, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Managers (as amended prior to entry into the Second Amended Credit Agreement, the “Original Credit Agreement”).

Under the Second Amended Credit Agreement, certain lenders agreed to extend the maturity of their commitments to January 31, 2015 (such lenders, the “Extending Lenders”). The commitments of the lenders who chose not to extend the term of their commitments were reduced to zero and any indebtedness and fees owed to such lenders pursuant to the Original Credit Agreement paid upon the effectiveness of the Second Amended Credit Agreement.

Pursuant to the Second Amended Credit Agreement, the commitments under the credit facility will only be available for the issuance of standby letters of credit in an aggregate amount of up to $36.1 million. The Company can request the issuance of letters of credit until January 24, 2015.

In addition, the Second Amended Credit Agreement modified the Original Credit Agreement by (i) removing the requirement for mandatory prepayments of loans with any excess cash, (ii) modifying the limitation on the Company’s ability to declare and pay cash dividends or repurchase equity interests by permitting such payments or repurchases so long as they are permitted under the indenture governing the Company’s 11.50% Senior Secured Notes due February 15, 2017, and (iii) reducing the minimum liquidity covenant to maintenance of not less than $10.0 million of cash and cash equivalents as of the end of each fiscal quarter.

In connection with the Second Amended Credit Agreement, the Company paid amendment fees to the extending lenders, as well as arrangement fees and facility fees.

The foregoing description of the Second Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Commitment Reduction and Amendment and Restatement Agreement, dated as of June 22, 2012, among the Company and Bank of America, N.A., as Administrative Agent.

10.2	Second Amended and Restated Credit Agreement, dated as of June 22, 2012, among the Company, the lenders from time to time party thereto, and Bank of America, N.A., Administrative Agent and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 25, 2012	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Vice President, Corporate Development, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commitment Reduction and Amendment and Restatement Agreement, dated as of June [22], 2012, among the Company and Bank of America, N.A., as Administrative Agent.

10.2	Second Amended and Restated Credit Agreement, dated as of June [22], 2012, among the Company, the lenders from time to time party thereto, and Bank of America, N.A., Administrative Agent and L/C Issuer.